EXHIBIT 2.2




                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION


         This FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION ("First Amendment") made as of the 4th day of January, 1995, between ZIONS BANCORPORATION ("Zions Bancorp"), a Utah corporation having its principal office in Salt Lake City, Utah, ZIONS FIRST NATIONAL BANK ("Zions Bank") a national banking association having its head office in Salt Lake City, Utah, FIRST WESTERN BANCORPORATION (the "Company"), a Utah corporation having its principal office in Moab, Utah, and FIRST WESTERN NATIONAL BANK, a national banking association, having its head office in Moab, Utah (the "Bank").

                        W I T N E S S E T H   T H A T :

         WHEREAS, Zions Bancorp, Zions Bank, the Company, and the Bank (collectively, the "Parties") entered into an Agreement and Plan of Reorganization dated as of October 24, 1994 (the "Reorganization Agreement"), pursuant to which the Parties agreed to the affiliation of the Company and the Bank with Zions Bancorp and Zions Bank, and

         WHEREAS, the Reorganization Agreement contemplated the merger (the "Holding Company Merger") of the Company with and into Zions Bancorp, and the merger (the "Bank Merger") of the Bank with and into Zions Bank, all in a transaction to be accounted for as a pooling of interests; and

         WHEREAS, Zions Bancorp has concluded that the transaction cannot be accounted for as a pooling of interests; and

         WHEREAS, the Parties have determined that they wish to pursue the transactions contemplated by the Reorganization Agreement even if they are accounted for as a purchase;

         NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth and those set forth in the Reorganization Agreement, the Parties agree to amend the Reorganization Agreement in the manner set forth below:

         A. Section 3.2 of the Reorganization Agreement, "Accounting Treatment," is deleted and replaced by the following place marker:

              3.2.     [reserved.]

         B.   Section  7.7  of  the   Reorganization   Agreement,   "Affiliates'
Agreements," is amended to read as follows:

                  7.7. Affiliates' Agreements. The Company will furnish to Zions Bancorp a list of all persons known to the Company who at the date of the Company's special meeting of shareholders to vote upon the transactions contemplated by this Agreement may be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the 1933 Act. The Company will use its best efforts to cause each such "affiliate" of the Company to deliver to Zions Bancorp not later than thirty days prior to the Effective Date a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Company Common Stock or Bank Common Stock beneficially owned by such person, or the shares of Zions Bancorp Stock to be received by such person in the Holding Company Merger or the Bank Merger, or any other shares of Zions Bancorp Stock held by such person, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder.

         C. Section 9.1 of the Reorganization Agreement, "Place and Time of Closing," is amended to read as follows:

                  9.1 Place and Time of Closing. Closing shall take place at the offices of Zions Bancorp, 1380 Kennecott Building, Salt Lake City, Utah, or such other place as the parties choose, commencing at 4:00 p.m., local time, on the Effective Date, provided that all conditions precedent to the obligations of the parties hereto to close have then been met or waived.

         D. This First Amendment may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the Parties. It shall not be necessary in making proof of this First Amendment or any counterpart hereof to produce or account for the other counterpart.

         E. This First Amendment shall be governed by, construed, and enforced in accordance with the laws of the State of Utah, without giving effect to the principles of conflict of law thereof.

         F. This First Amendment shall be binding upon the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.

                                          ZIONS BANCORPORATION



Attest: /S/Gary L. Anderson               By:     /S/Harris H. Simmons
        -----------------------                   --------------------
        Gary L. Anderson                          Harris H. Simmons
        Secretary                                 President and Chief Executive
                                                  Officer



                                          ZIONS FIRST NATIONAL BANK



Attest: /S/Gary L. Anderson               By:     /S/Harris H. Simmons
        -----------------------                   --------------------
        Gary L. Anderson                          Harris H. Simmons
        Secretary                                 President and Chief Executive
                                                  Officer



                                          FIRST WESTERN BANCORPORATION



Attest: /S/Frankie Nightingale            By:     /S/I.D. Nightingale
                                                  -----------------------
                                                  I.D. Nightingale
                                                  Chairman and President


                                          FIRST WESTERN NATIONAL BANK



Attest: /S/Frankie Nightingale            By:     /S/I.D. Nightingale
                                                  -----------------------
                                                  I.D. Nightingale
                                                  Chairman and President

- --------------------------------
                                 )
State of Utah                    )
                                 ) ss.
County of Grand                  )
                                 )
- --------------------------------

     On this 3rd day of January, 1995, before me personally appeared I.D. Nightingale, to me known to be the Chairman and President of First Western Bancorporation, and to be the Chairman and President and First Western National Bank, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                            /S/Jacque Haidenthaller
                            --------------------------------
                                      Notary Public

- --------------------------------
                                 )
State of Utah                    )
                                 ) ss.
County of Grand                  )
                                 )
- --------------------------------

     On this 11th day of January 1995, before me personally appeared Harris H. Simmons, to me known to be the President and Chief Executive Officer of Zions
Bancorporation, and to be the President and Chief Executive Officer of Zions First National Bank, and acknowledged said instrument to be the free and voluntary act and deed of each of said corporations, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.




                                       /S/ Robin Failor
                                       --------------------------
                                           Notary Public



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